UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2007

Manhattan Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32639	36-3898269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Seventh Avenue, 4th Floor	10019
(Address of principal executive offices)	(Zip Code)

(212) 582-3950
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 8, 2007, Manhattan Pharmaceuticals, Inc. (the “Company”) received notice (the “Amex Notice”) from the staff of the American Stock Exchange (“Amex”) indicating that it is not in compliance with certain continued listing standards set forth in the Amex Company Guide. Specifically, the Amex Notice cited the Company’s failure to comply with Section 1003(a)(ii) of the Company Guide because, as of September 30, 2006, the Company has stockholders’ equity of less than $4,000,000 and losses from continuing operations and/or net losses in three of its four most recent fiscal years, and Section 1003(a)(iii) of the Company Guide, because the Company has stockholders’ equity of less than $6,000,000 and losses from continuing operations and/or net losses in its five most recent fiscal years.

In order to maintain its Amex listing, the Company must submit a plan by February 7, 2007, advising Amex of the actions it has taken, or will take, that would bring it into compliance with all the continued listing standards by April 16, 2008. If Amex accepts the Company’s plan, it may be able to continue its listing during the period ending April 16, 2008, during which time the Company will be subject to periodic review to determine if it is making progress consistent with the plan. If it is not in compliance with the continued listing standards at the end of the plan period, or it does not make progress consistent with the plan during the plan period, Amex staff may initiate delisting proceedings. If the Company does not submit a plan, or if it submits a plan that is not accepted, it may be subject to delisting proceedings.

The Company has already contacted Amex to confirm its receipt of the Amex Notice and to advise the Amex staff that the Company intends to submit a plan by February 7, 2007. There can be no assurance that any plan submitted by the Company will be accepted by Amex, or that the Company will be able to make progress consistent with such plan if it is accepted. Prior to filing the plan and, if a plan is timely filed, while the plan is under review by Amex, the Company expects that its common stock will continue to trade without interruption on Amex.

A copy of the press release announcing the receipt of the Amex notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed herewith.

Exhibit No.	Description
99.1	Press Release issued January 12, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manhattan Pharmaceuticals, Inc.

Date: January 12, 2007	By:	/s/ Michael G. McGuinness
Michael G. McGuinness
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued January 12, 2007.